Exhibit 99.1

Analog Devices Reports Record Fourth Quarter and Fiscal 2022 Results
•Fourth quarter revenue of $3.25 billion with all markets growing sequentially
•Fiscal 2022 revenue of $12 billion; B2B markets of Industrial, Automotive, and Communications each achieved records
•Fiscal 2022 operating cash flow of $4.5 billion and free cash flow of $3.8 billion, or 31% of revenue, after investing a record $699 million in capital expenditures
•Returned $4.6 billion to shareholders through $3.1 billion of share repurchases and $1.5 billion of dividends in fiscal 2022
WILMINGTON, Mass.--(BUSINESS WIRE)--November 22, 2022--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fourth quarter and fiscal year 2022, which ended October 29, 2022.
“ADI delivered its seventh consecutive quarter of record revenue, bringing 2022 to a strong close. Our B2B markets of Industrial, Automotive and Communications reached all-time highs, while our Consumer business delivered another year of strong growth. Our team’s execution, combined with strong operating leverage, enabled the most profitable year in ADI’s history,” said Vincent Roche, CEO and Chair. “While the economic backdrop continues to cause demand uncertainty, we are well-positioned in the near-term with stabilizing orders, a strong backlog, and continued design win momentum.”
Roche continued, “ADI has successfully navigated many business cycles over our nearly six-decade history, and today, our business is more resilient than ever. We have increased our scale and diversification, added more manufacturing agility, and fortified our customer brand. These strengths enable ADI to maintain our unwavering commitment to innovation and develop breakthrough solutions at the intelligent edge, while delivering long-term value for all stakeholders.”

Performance for the Fourth Quarter and Fiscal 2022

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended			Twelve Months Ended
	Oct 29, 2022	Oct 30, 2021	Change	Oct 29, 2022	Oct 30, 2021	Change
Revenue	$3,248	$2,340	39%	$12,014	$7,318	64%
Gross margin	$2,143	$1,122	91%	$7,532	$4,525	66%
Gross margin percentage	66.0%	47.9%	1,810 bps	62.7%	61.8%	90 bps
Operating income	$1,102	$99	1,013%	$3,279	$1,692	94%
Operating margin	33.9%	4.2%	2,970 bps	27.3%	23.1%	420 bps
Diluted earnings per share	$1.82	$0.16	1,038%	$5.25	$3.46	52%

Adjusted Results
Adjusted gross margin	$2,403	$1,660	45%	$8,842	$5,186	70%
Adjusted gross margin percentage	74.0%	70.9%	310 bps	73.6%	70.9%	270 bps
Adjusted operating income	$1,659	$1,009	64%	$5,939	$3,104	91%
Adjusted operating margin	51.1%	43.1%	800 bps	49.4%	42.4%	700 bps
Adjusted diluted earnings per share	$2.73	$1.73	58%	$9.57	$6.46	48%

			Three Months Ended		Trailing Twelve Months
Cash Generation			Oct 29, 2022		Oct 29, 2022
Net cash provided by operating activities			$1,149		$4,475
% of revenue			35%		37%
Capital expenditures			$(305)		$(699)
Free cash flow			$845		$3,776
% of revenue			26%		31%

			Three Months Ended		Trailing Twelve Months (2)
Cash Return			Oct 29, 2022		Oct 29, 2022
Dividend paid			$(390)		$(1,545)
Stock repurchases			(818)		(3,077)
Total cash returned			$(1,209)		$(4,622)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Includes $500 million of stock repurchases, which were prepaid in the fourth quarter of fiscal 2021 as part of our accelerated share repurchase program.

Outlook for the First Quarter of Fiscal Year 2023

For the first quarter of fiscal 2023, we are forecasting revenue of $3.15 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 33.4%, +/- 130 bps and adjusted operating margin of approximately 50.0%, +/- 70 bps. We are planning for reported EPS to be $1.71, +/- $0.10, and adjusted EPS to be $2.60, +/- $0.10.

Our first quarter fiscal 2023 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.76 per outstanding share of common stock. The dividend will be paid on December 15, 2022 to all shareholders of record at the close of business on December 5, 2022.

Conference Call Scheduled for Today, Tuesday, November 22, 2022 at 10:00 am ET

ADI will host a conference call to discuss our fourth quarter and fiscal year 2022 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone as follows:

Participant Dial-In (toll free): 1-833-630-1956
International Participant Dial-In: 1-412-317-1837

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2 and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1and loss on extinguishment of debt4 which are described further below.
Adjusted income before income taxes is defined as income (loss) before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and loss on extinguishment of debt4, which are described further below.
Adjusted provision for income taxes is defined as provision for (benefit from) income taxes, determined in accordance with GAAP, excluding tax related items5, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, loss on extinguishment of debt4, and tax related items5, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) and Linear Technology Corporation (Linear) acquisitions. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of the Acquisition, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Loss on Extinguishment of Debt: Expenses incurred related to the extinguishment of debt including make-whole premiums and other related fees, as well as the acceleration of unamortized debt costs and previously deferred derivative hedge losses. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.
5Tax Related Items: Income tax effect of the non-GAAP items discussed above, income tax from certain discrete tax items related to an intra-entity transfer of intangible assets, an income tax benefit from discrete tax items related to the consolidation of certain subsidiaries, and certain other income tax benefits associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With more than 24,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our 2023 performance, momentum, and business resilience; increasing supply; expected revenue, operating margin, earnings per share, and other financial results; expected market trends, market share gains, long-term value and growth, operating leverage, production and inventory levels; expected customer demand and order rates for our products, expected product offerings and future innovations and solutions; and market position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel, including as a result of labor shortages; changes in demand for semiconductors; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Oct 29, 2022	Oct 30, 2021	Oct 29, 2022	Oct 30, 2021
Revenue	$3,247,716	$2,339,568	$12,013,953	$7,318,286
Cost of sales	1,104,901	1,217,748	4,481,479	2,793,274
Gross margin	2,142,815	1,121,820	7,532,474	4,525,012
Operating expenses:
Research and development	421,008	399,121	1,700,518	1,296,126
Selling, marketing, general and administrative	336,560	317,455	1,266,175	915,418
Amortization of intangibles	252,865	213,594	1,012,572	536,811
Special charges, net	29,906	92,645	274,509	84,456
Total operating expenses	1,040,339	1,022,815	4,253,774	2,832,811
Operating income	1,102,476	99,005	3,278,700	1,692,201
Nonoperating expense (income):
Interest expense	47,707	54,621	200,408	184,825
Loss on extinguishment of debt	—	215,150	—	215,150
Interest income	(4,328)	(421)	(6,906)	(1,220)
Other, net	11,085	(14,178)	(13,551)	(35,268)
Total nonoperating expense	54,464	255,172	179,951	363,487
Income (loss) before income taxes	1,048,012	(156,167)	3,098,749	1,328,714
Provision for (benefit from) income taxes	111,786	(231,854)	350,188	(61,708)
Net income	$936,226	$75,687	$2,748,561	$1,390,422

Shares used to compute earnings per share - basic	512,231	483,345	519,226	397,462
Shares used to compute earnings per share - diluted	515,757	487,781	523,178	401,288

Basic earnings per common share	$1.83	$0.16	$5.29	$3.50
Diluted earnings per common share	$1.82	$0.16	$5.25	$3.46

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	October 29, 2022	October 30, 2021
Cash & cash equivalents	$1,470,572	$1,977,964
Accounts receivable	1,800,462	1,459,056
Inventories	1,399,914	1,200,610
Other current assets	267,044	740,687
Total current assets	4,937,992	5,378,317
Net property, plant and equipment	2,401,304	1,979,051
Other investments	122,285	127,856
Goodwill	26,913,134	26,918,470
Intangible assets, net	13,265,406	15,267,170
Deferred tax assets	2,264,888	2,267,269
Other assets	397,341	383,938
Total assets	$50,302,350	$52,322,071

Other current liabilities	$2,442,655	$2,253,649
Debt, current	—	516,663
Long-term debt	6,548,625	6,253,212
Deferred income taxes	3,622,538	3,938,830
Other non-current liabilities	1,223,209	1,367,175
Shareholders' equity	36,465,323	37,992,542
Total liabilities & equity	$50,302,350	$52,322,071

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Oct 29, 2022	Oct 30, 2021	Oct 29, 2022	Oct 30, 2021
Cash flows from operating activities:
Net income	$936,226	$75,687	$2,748,561	$1,390,422
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	70,703	72,338	283,338	231,275
Amortization of intangibles	501,911	406,625	2,014,161	843,359
Cost of goods sold for inventory acquired	—	331,083	271,396	331,083
Stock-based compensation expense	80,678	124,928	323,487	243,611
Non-cash impairment charge	—	—	91,953	—
Loss on extinguishment of debt	—	215,150	—	215,150
Non-cash operating lease costs	(26,129)	2,377	(44,087)	19,232
Deferred income taxes	(121,627)	(334,429)	(326,755)	(406,922)
Other	8,426	6,813	(2,987)	(24,086)
Changes in operating assets and liabilities	(300,852)	40,154	(883,665)	(108,055)
Total adjustments	213,110	865,039	1,726,841	1,344,647
Net cash provided by operating activities	1,149,336	940,726	4,475,402	2,735,069
Percent of revenue	35%	40%	37%	37%

Cash flows from investing activities:
Additions to property, plant and equipment, net	(304,512)	(130,777)	(699,308)	(343,676)
Cash received from acquisition of Maxim, net of cash paid	—	2,450,550	—	2,450,550
Other	(1,821)	7,032	41,940	36,651
Net cash (used for) provided by investing activities	(306,333)	2,326,805	(657,368)	2,143,525

Cash flows from financing activities:
Proceeds from debt	296,130	3,939,640	296,130	3,939,640
Early termination of debt	—	(3,591,982)	(519,116)	(3,591,982)
Payments on revolver	—	(400,000)	(400,000)	(400,000)
Proceeds from revolver	—	400,000	400,000	400,000
Payment on derivative instrument	—	(153,161)	—	(153,161)
Prepayment for stock repurchases	—	(500,000)	—	(500,000)
Dividend payments to shareholders	(390,345)	(371,230)	(1,544,552)	(1,109,344)
Repurchase of common stock	(818,182)	(2,095,992)	(2,577,015)	(2,605,144)
Proceeds from employee stock plans	3,873	7,757	33,887	63,105
Other	21,664	(4,730)	19,946	(2,778)
Net cash used for financing activities	(886,860)	(2,769,698)	(4,290,720)	(3,959,664)
Effect of exchange rate changes on cash	(10,531)	(570)	(34,706)	3,174

Net (decrease) increase in cash and cash equivalents	(54,388)	497,263	(507,392)	922,104
Cash and cash equivalents at beginning of period	1,524,960	1,480,701	$1,977,964	$1,055,860
Cash and cash equivalents at end of period	$1,470,572	$1,977,964	$1,470,572	$1,977,964

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Oct 29, 2022			Oct 30, 2021
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$1,661,517	51%	40%	$1,185,409	51%
Automotive	672,329	21%	49%	452,311	19%
Communications	501,984	15%	42%	354,746	15%
Consumer	411,886	13%	19%	347,102	15%
Total revenue	$3,247,716	100%	39%	$2,339,568	100%

	Twelve Months Ended
	Oct 29, 2022			Oct 30, 2021
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$6,069,332	51%	51%	$4,026,909	55%
Automotive	2,515,513	21%	102%	1,248,169	17%
Communications	1,880,697	16%	56%	1,206,867	16%
Consumer	1,548,411	13%	85%	836,341	11%
Total revenue	$12,013,953	100%	64%	$7,318,286	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Oct 29, 2022	Oct 30, 2021	Oct 29, 2022	Oct 30, 2021

Gross margin	$2,142,815	$1,121,820	$7,532,474	$4,525,012
Gross margin percentage	66.0%	47.9%	62.7%	61.8%
Acquisition related expenses	259,696	537,784	1,309,687	661,438
Adjusted gross margin	$2,402,511	$1,659,604	$8,842,161	$5,186,450
Adjusted gross margin percentage	74.0%	70.9%	73.6%	70.9%

Operating expenses	$1,040,339	$1,022,815	$4,253,774	$2,832,811
Percent of revenue	32.0%	43.7%	35.4%	38.7%
Acquisition related expenses	(259,565)	(223,151)	(1,042,317)	(552,789)
Acquisition related transaction costs	(7,120)	(56,289)	(33,966)	(112,859)
Special charges, net	(29,906)	(92,645)	(274,509)	(84,456)
Adjusted operating expenses	$743,748	$650,730	$2,902,982	$2,082,707
Adjusted operating expenses percentage	22.9%	27.8%	24.2%	28.5%

Operating income	$1,102,476	$99,005	$3,278,700	$1,692,201
Operating margin	33.9%	4.2%	27.3%	23.1%
Acquisition related expenses	519,261	760,935	2,352,004	1,214,227
Acquisition related transaction costs	7,120	56,289	33,966	112,859
Special charges, net	29,906	92,645	274,509	84,456
Adjusted operating income	$1,658,763	$1,008,874	$5,939,179	$3,103,743
Adjusted operating margin	51.1%	43.1%	49.4%	42.4%

Nonoperating expense (income)	$54,464	$255,172	$179,951	$363,487
Acquisition related expenses	2,288	3,842	9,163	3,842
Loss on extinguishment of debt	—	(215,150)	—	(215,150)
Adjusted nonoperating expense (income)	$56,752	$43,864	189,114	$152,179

Income (loss) before income taxes	$1,048,012	$(156,167)	$3,098,749	$1,328,714
Acquisition related expenses	516,973	757,093	2,342,841	1,210,385
Acquisition related transaction costs	7,120	56,289	33,966	112,859
Special charges, net	29,906	92,645	274,509	84,456
Loss on extinguishment of debt	—	215,150	—	215,150
Adjusted income before income taxes	$1,602,011	$965,010	$5,750,065	$2,951,564

Provision for (benefit from) income taxes	$111,786	$(231,854)	$350,188	$(61,708)
Effective tax rate	10.7%	(148.5)%	11.3%	(4.6)%
Tax related items	83,853	354,377	394,755	420,844
Adjusted provision for income taxes	$195,639	$122,524	$744,943	$359,136
Adjusted tax rate	12.2%	12.7%	13.0%	12.2%

Diluted EPS	$1.82	$0.16	$5.25	$3.46
Acquisition related expenses	1.01	1.55	4.50	3.02
Acquisition related transaction costs	0.01	0.12	0.06	0.28
Special charges, net	0.06	0.19	0.52	0.21
Loss on extinguishment of debt	—	0.44	—	0.54
Tax related items	(0.16)	(0.73)	(0.75)	(1.05)
Adjusted diluted EPS*	$2.73	$1.73	$9.57	$6.46
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Oct 29, 2022	Oct 29, 2022	Jul. 30, 2022	Apr. 30, 2022	Jan. 29, 2022
Revenue	$12,013,953	$3,247,716	$3,109,880	$2,972,064	$2,684,293
Net cash provided by operating activities	$4,475,402	$1,149,336	$1,247,846	$1,221,806	$856,413
% of Revenue	37%	35%	40%	41%	32%
Capital expenditures	$(699,308)	$(304,512)	$(164,884)	$(118,779)	$(111,133)
Free cash flow	$3,776,094	$844,824	$1,082,962	$1,103,027	$745,280
% of Revenue	31%	26%	35%	37%	28%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending January 28, 2023
	Reported	Adjusted
Revenue	$3.15 Billion	$3.15 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	33.4%	50.0% (1)
	(+/-130 bps)	(+/-70 bps)
Nonoperating expenses	~ $50 Million	~ $50 Million
Tax rate	12% - 14%	12% - 14% (2)
Earnings per share	$1.71	$2.60 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $518 million of adjustments related to acquisition related expenses and $5 million of adjustments related to acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $71 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $0.89 of adjustments related to the net impact of acquisition related expenses and acquisition related transaction costs, as well as the tax effects on those items.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President, Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contacts:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com